EXHIBIT  1.2


                              THE MONEY STORE INC.

                  $401,250,000 Class AF-1 Adjustable Rate Notes
                   $133,750,000 Class AF-2 Auction Rate Notes
                   $360,000,000 Class AV Adjustable Rate Notes


                          THE MONEY STORE TRUST 1998-C

                                PRICING AGREEMENT

                                                          September 23, 1998

First Union Capital Markets, a division
  of Wheat First Securities, Inc., as
Representative of the Several
Underwriters named in
the Underwriting Agreement
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina 28288-0600

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated September 23, 1998 (the "Underwriting Agreement"), relating to: Class AF-1 Adjustable Rate Notes in the aggregate original principal amount of $401,250,000 (the "Class AF-1 Notes"), Class AF-2 Auction Rate Notes in the aggregate original principal amount of $133,750,000 (the "Class AF-2 Notes" and together with the Class AF-1 Notes, the "Class AF Notes") and Class AV Adjustable Rate Notes in the aggregate original principal amount of $360,000,000 (the "Class AV Notes" and together with the Class AF Notes, the "Notes") and all issued by the Money Store Trust 1998-C (the "Trust").

          Pursuant to Section 2 of the Underwriting Agreement, The Money Store Inc. (the "Company") on behalf of itself and each of the Originators on Annex A hereto agree with the Representative on behalf of the Underwriters identified in Annex B of the Underwriting Agreement as follows:

 (1) The purchase price for the Class AF Notes shall be 99.775%% of the aggregate initial principal amount of the Class AF Notes, plus accrued interest on the aggregate initial principal amount at the weighted average Remittance Rate of the Class AF Notes, from September 1, 1998 to but not including the Closing Date.

 (2) The purchase price for the Class AV Notes shall be 99.775% of the aggregate initial principal amount of the Class AV Notes, plus accrued interest on the aggregate initial principal amount at the weighted average Remittance Rate of the Class AV Notes, from September 1, 1998 to but not including the Closing Date.

 (3) The Notes shall be offered, from time to time, in negotiated transactions or otherwise, at prices determined at the time of sale.

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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Trust, the Underwriter and the Company in accordance with its terms.


                                         Very truly yours,

                                          THE MONEY STORE INC.

                                          By: /s/ William S. Templeton
                                             -----------------------------
                                            Name:  William S. Templeton
                                            Title: Executive Vice President


                                          TMS Mortgage Inc.
                                          The Money Store/D.C. Inc.
                                          The Money Store/Minnesota Inc.
                                          The Money Store Home Equity Corp.
                                          The Money Store/Kentucky Inc.

                                          By: /s/ William S. Templeton
                                             -------------------------------
                                             Name:  William S. Templeton
                                             Title: President


                                          THE MONEY STORE
                                          TRUST 1998-C

                                          By: Chase Manhattan Bank Delaware,
                                              not in its individual capacity but
                                              solely as Owner Trustee

                                          By: /s/ Denis Kelly
                                             ----------------------------
                                             Name:  Denis Kelly
                                             Title: Trust Officer

CONFIRMED AND ACCEPTED, as of
the date first above written:

FIRST UNION CAPITAL MARKETS,
  a division of Wheat First Securities, Inc.

By: /s/ William W. Ingram
   --------------------------
   Name:  William W. Ingram
   Title: Managing Director

                                     ANNEX A

                                 THE ORIGINATORS

                                TMS Mortgage Inc.
                            The Money Store/D.C. Inc.
                         The Money Store/Minnesota Inc.
                        The Money Store Home Equity Corp.
                          The Money Store/Kentucky Inc.